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                     SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): November 7, 2001

                            SALES ONLINE DIRECT, INC.
               (Exact name of Registrant as Specified in Charter)

   Delaware                         0-28720                    73-1479833
(State or other            (Commission File Number)         (IRS Employer
Jurisdiction of                                             Identification No.)
Incorporation)

                4 Brussels Street, Worcester, Massachusetts 01610
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (508) 791-6710

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     Item 2. Acquisition or Disposition of Assets.

     On November 7, 2001, the Company issued a 6% two-year convertible note with a principal amount of $1,000,000 to Leslie Rotman, pursuant to an Agreement and Plan of Merger, dated October 23, 2001, by and among the Company, Rotman Collectibles, Inc., a Massachusetts corporation, and Leslie Rotman, as the sole stockholder of Rotman Collectibles, Inc. Rotman Collectibles, Inc. is in the business of buying and selling movie posters, and all of the assets acquired consist of entertainment memorabilia. Rotman Collectibles, Inc. was merged into the Company's Delaware subsidiary.

     The interest rate on the note is six percent (6%), and the base price at which the note may be converted into shares of common stock is eighty percent (80%) of the market price of the Company's common stock, based on the average of the closing bid price for the common stock for the five (5) trading days before the conversion date. Interest payments, payable in shares of common stock or cash, will begin March 31, 2002. The Company will be obligated to file a registration statement under the Securities Act of 1933, as amended, for the resale of the shares issuable upon conversion of the note no later than 180 days after the date of the note. If the SEC does not declare the registration statement effective within 240 days after the date of the note, upon notice given by the holder of the note, the conversion price could drop to as low as seventy percent (70%). The assets of the Company and its subsidiary will secure the note.

     The consideration paid was based upon an independent appraisal of the assets of Rotman Collectibles, Inc. consisting exclusively of movie posters. The Company will not assume any known liabilities of Rotman Collectibles, Inc.. Pursuant to the independent appraisal, the assets have a retail appraised value substantially higher than the principal amount of the note.

     The sole stockholder, director, and officer of Rotman Collectibles, Inc. is Leslie Rotman, who is the mother of Gregory Rotman, the Company's President, Chief Executive Officer, and a director of the Company, and Richard S. Rotman, the Company's Chief Financial Officer, Vice President, Secretary, and a director of the Company. The Company believes that the terms of the transaction with Leslie Rotman and Rotman Collectibles, Inc. are fair and reasonable to the Company and no less favorable than could have been obtained by an unaffiliated third party.

     Item 5. Other Events.

     On November 7, 2001, the Company issued an 8% two-year convertible note with a principal amount of up to $1,000,000 pursuant to a Loan Agreement between the Company and Augustine Fund, L.P., with interest payments beginning on March 31, 2002. Augustine Fund, L.P., had previously committed to lending the Company $751,000. Of the principal amount, as of September 30, 2001, the Company had drawn $569,000. The new Augustine Note was issued on substantially the same terms as the note that the Company issued to Augustine Fund, L.P. on March 23, 2000, including the same interest rate and registration requirements. The note is convertible into common stock at a conversion price equal to 73% of the average of the closing bid price for the common stock for the 5 trading days before the conversion date. The Company is obligated to file a registration statement under the Securities Act for the resale of the shares issuable upon conversion of the convertible note no later than 180 days after the date of the note. If the registration statement is not declared effective by the SEC within 240 days of the date of the note, upon the notice of Augustine Fund, L.P., the conversion price may drop to 50%. The note is secured by the assets of the Company.

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     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits.

2.1 Agreement and Plan of Merger dated October 23, 2001, by and among the Company, Rotman Collectibles, Inc., and Leslie Rotman.

4.1 Convertible Note, dated November 7, 2001, issued to Leslie Rotman pursuant to Agreement and Plan of Merger.

4.2 Convertible Note, dated November 7, 2001, issued to Augustine Fund, L.P., pursuant to Loan Agreement.

4.3 Registration Rights Agreement, dated November 7, 2001, by and between Leslie Rotman and the Company.

4.4 Registration Rights Agreement, dated November 7, 2001, by and between Augustine Fund, L.P. and the Company.

10.1 Loan Agreement, dated November 7, 2001, by and between Augustine fund, L.P. and the Company.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            SALES ONLINE DIRECT, INC.


     Date:    November 22, 2001        By: /s/ Gregory Rotman
                                           -------------------------------------
                                           Gregory Rotman, President and Chief
                                           Executive Officer

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                                  Exhibit Index

2.1 Agreement and Plan of Merger dated October 23, 2001, by and among the Company, Rotman Collectibles, Inc., and Leslie Rotman.

4.1 Convertible Note, dated November 7, 2001, issued to Leslie Rotman pursuant to Agreement and Plan of Merger.

4.2 Convertible Note, dated November 7, 2001, issued to Augustine Fund, L.P., pursuant to Loan Agreement.

4.3 Registration Rights Agreement, dated November 7, 2001, by and between Leslie Rotman and the Company.

4.4 Registration Rights Agreement, dated November 7, 2001, by and between Augustine Fund, L.P. and the Company.

10.1 Loan Agreement, dated November 7, 2001, by and between Augustine Fund, L.P. and the Company.